Tango Therapeutics Reports Third Quarter 2022 Financial Results

and Provides Business Highlights

– Clinical Trial Application (CTA) for TNG908, an MTA-cooperative PRMT5 inhibitor, approved by the National Agency for the Safety of Medicines (ANSM) in France –

– TNG260 disclosed as a first-in-class CoREST complex inhibitor for treatment of STK11-mutant cancers –

– TNG348 declared as a USP1 inhibitor development candidate for treatment of BRCA1/2 mutant cancers –

– Aaron Weitzman, M.D., F.A.C.P., appointed Chief Medical Officer –

BOSTON, Mass. – November 10, 2022 – Tango Therapeutics, Inc. (NASDAQ: TNGX), a clinical-stage biotechnology company committed to discovering and delivering the next generation of precision cancer medicines, reported its financial results for the third quarter ended September 30, 2022, and provided business highlights.

“We have made significant progress advancing our pipeline of synthetic lethal therapies, including the recent expansion of clinical trial sites for TNG908, our lead PRMT5 program, to include France, and the declaration of TNG348 as a development candidate for our USP1 program,” said Barbara Weber, M.D., President and Chief Executive Officer of Tango Therapeutics. “In addition, we are very pleased to announce the appointment of Ron Weitzman, M.D. as our Chief Medical Officer. Dr. Weitzman has extensive experience in oncology clinical development, including both early and full development in solid tumors and hematologic malignancies, bringing expertise and leadership as we continue to progress our pipeline.”

Recent Business Highlights

Pipeline Update

TNG908, a novel synthetic lethal PRMT5 inhibitor

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Enrollment is ongoing in the dose escalation phase of the TNG908 phase 1/2 trial.
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A CTA for TNG908 was approved by the ANSM in France during the fourth quarter of 2022.
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TNG908 is a synthetic lethal inhibitor of PRMT5 (protein arginine methyl transferase 5) that works selectively in cancer cells with MTAP (methylthioadenosine phosphorylase) deletion.
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MTAP deletions occur in approximately 10%-15% of all human cancers, including non-small cell lung cancer, mesothelioma, cholangiocarcinoma and glioblastoma.

TNG260, a first-in-class CoREST complex inhibitor

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The Company disclosed the target of TNG260 as the CoREST complex. The CoREST complex (Co-repressor of Repressor Element-1 Silencing Transcription) plays a major role in regulating the expression of immunomodulatory proteins.
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Inhibition of the CoREST complex by TNG260 reverses anti-PD1 resistance driven by STK11 mutations in preclinical models.
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The Company expects to file an Investigational New Drug (IND) application for this program in the first half of 2023.
•
STK11 mutations occur in approximately 15% of non-small cell lung, 15% of cervical, 10% of carcinoma of unknown primary, 5% of breast and 3% of pancreatic cancers, among others.

TNG348, a novel USP1 inhibitor

•
The Company declared TNG348 a development candidate for the USP1 program (ubiquitin-specific protease 1) in 4Q 2022, which is being developed for the treatment of BRCA1 and BRCA2-mutant cancers. The Company expects to file an IND for TNG348 in 2023.
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In vivo preclinical studies of USP1 inhibition have shown single agent efficacy in BRCA1 and BRCA2-mutant cell-line and patient derived xenografts, including those that are intrinsically resistant to PARP inhibition. These preclinical data further demonstrate that TNG348 is synergistic with PARP inhibition across a panel of human ovarian and breast cancer cell lines, including both PARP inhibitor resistant and sensitive lines.
•
BRCA1/2 mutations are present in approximately 15% of ovarian, 10% of breast, 5% of endometrial and 5% of pancreatic cancers, among others.

Leadership Update

The Company strengthened its management team with the appointment of Aaron (Ron) Weitzman, M.D., F.A.C.P. as Chief Medical Officer. Dr. Weitzman brings more than 20 years of experience in the biopharmaceutical industry. Dr. Weitzman has served as Vice President of Clinical Development at Exelixis, where he oversaw the global development of CABOMETYX®. He also had senior clinical positions at Genentech, Novartis, and Eli Lilly and Company, where he played key roles in the development of AVASTIN® and TASIGNA®. Dr. Weitzman obtained his M.D. from the Medical School at the University of Western Ontario, Canada. He completed his medical residency at Mount Sinai Medical Center and completed his clinical fellowship in Medical Oncology at Columbia-Presbyterian Medical Center in New York City.

Scientific Presentations

Society for Immunotherapy of Cancer (SITC) 37th Annual Meeting, November 8-12, 2022, Boston, MA

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The Company presented four posters and disclosed the target of TNG260, a first-in-class CoREST inhibitor for the treatment of STK11-mutant cancers. Preclinical data presented provide strong evidence that TNG260 reverses the immune evasion caused by STK11 mutations, with the combination of TNG260 and α-PD1 driving complete tumor regressions in STK11-mutant syngeneic xenografts.
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Additional posters highlighted the potential of the proprietary discovery platform to identify novel immune evasion targets for future development.

AACR-NCI-EORTC Molecular Targets and Cancer Therapeutics Symposium, October 26-28, 2022, Barcelona, Spain

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The Company presented three preclinical posters on PRMT5 inhibitors, TNG908 and TNG462, highlighting the potential of this program to address the high unmet need in MTAP-deleted cancers.

Upcoming Milestones

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Initial safety and efficacy data is expected from the Phase 1/2 clinical trial of TNG908, a synthetic lethal PRMT5 inhibitor, in patients with MTAP-deleted solid tumors during the first half of 2023.
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The IND filing for TNG462, a next-generation MTA-cooperative PRMT5 inhibitor, is on track for the first half of 2023.
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The IND filing for TNG260, a first-in-class CoREST inhibitor, is on track for the first half of 2023.
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The IND filing for TNG348, a novel USP1 inhibitor that is being developed for treatment of BRCA1 and BRCA2-mutant cancers, is on track for 2023.

Financial Results

As of September 30, 2022, the Company held $393.3 million in cash, cash equivalents and marketable securities, which the Company believes to be sufficient to fund operations into 2025.

Collaboration revenue was $6.9 million for the three months ended September 30, 2022, compared to $6.8 million for the same period in 2021, and $18.4 million for the nine months ended September 30, 2022 compared to $20.3 million for the same period in 2021. The year-to-date decrease was due to lower research costs incurred under the Gilead collaboration during the nine months ended September 30, 2022 resulting in lower collaboration revenue recognized.

There was no license revenue for the three and nine months ended September 30, 2022, compared to $0.0 and $11.0 million for the three and nine months ended September 30, 2021, respectively. The $11.0 million of license revenue recognized during the nine months ended September 30, 2021 is the direct result of Gilead licensing a program for $11.0 million during the second quarter of 2021.

Research and development expenses were $28.7 million for the three months ended September 30, 2022, compared to $21.9 million for the same period in 2021, and $76.8 million for the nine months ended September 30, 2022 compared to $56.0 million for the same period in 2021. The change is primarily due to increased spend relating to the advancement of the TNG462 and TNG260 programs and personnel-related costs.

General and administrative expenses were $8.1 million for the three months ended September 30, 2022, compared to $4.4 million for the same period in 2021, and $22.1 million for the nine months ended September 30, 2022 compared to $11.5 million for the same period in 2021. The change was primarily due to increases in personnel-related costs.

Net loss for the three months ended September 30, 2022 was $29.1 million, or $0.33 per share, compared to a net loss of $19.6 million, or $0.28 per share, in the same period in 2021. Net loss for the nine months ended September 30, 2022 was $79.1 million, or $0.90 per share, compared to a net loss of $36.2 million, or $0.68 per share, in the same period in 2021.

About Tango Therapeutics

Tango Therapeutics is a clinical-stage biotechnology company dedicated to discovering novel drug targets and delivering the next generation of precision medicine for the treatment of cancer. Using an approach that starts and ends with patients, Tango leverages the genetic principle of synthetic lethality to discover and develop therapies that take aim at critical targets in cancer. This includes expanding the universe of precision oncology targets into novel areas such as tumor suppressor gene loss and their contribution to the ability of cancer cells to evade immune cell killing. For more information, please visit www.tangotx.com.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events, Tango’s future operating performance and goals, the anticipated benefits of therapies and combination therapies (that include a Tango pipeline product), expectations, beliefs and development objectives for Tango’s product pipeline and clinical trials. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “goal”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. For example, statements concerning the following include or constitute forward-looking statements: the Company believes its cash, cash equivalents and marketable securities are sufficient to fund operations into 2025; the Company expects to have initial safety and efficacy data in connection with the TNG908 Phase 1/2 clinical trial in the 1H 2023; TNG260 is a first-in-class, CoREST inhibitor that has reversed anti-PD1 resistance driven by STK11 mutations in preclinical models; the Company plans to file INDs for TNG462 and TNG260 in the first half of 2023; the Company expects to file an IND for TNG348 in 2023; the Company has the opportunity to potentially expand the benefits of precision oncology to additional genetically defined cancers, such as lung cancer and glioblastoma, where a significant need for new options remains; the potential of the Company’s proprietary discovery platform to identify synthetic lethal targets for future development; the potential of the Company’s PRMT5 therapies to address the high unmet need in MTAP-deleted cancers; the indications expected to be included in Company clinical trials; the potential applicability of synthetic lethal drugs targeting across a range of cancer types; the expected benefits of the Company's development candidates and other product candidates; and the expected timing of: (i) development candidate declaration for certain targets, (ii) initiating IND-enabling studies; (iii) filing INDs; (iv) clinical trial initiation and (v) disclosing initial and final clinical trial results. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Tango and its management, are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: Tango has limited experience conducting clinical trials (and will rely on a third party to operate its clinical trials) and may not be able to commence the clinical trial (including opening clinical trial sites and enrolling and dosing an adequate number of clinical trial participants) when expected and may not generate results (including final or initial safety and efficacy data) in the anticipated timeframe (or at all); benefits of product candidates seen in preclinical analyses may not be evident when tested in clinical trials or when used in broader patient populations (if approved for commercial sale); the benefits of Tango pipeline products, development candidates and potential combination therapies that are seen in pre-clinical experiments may not be present in clinical trials or in use commercially or may not be safe and/or effective in humans; Tango has a limited operating history and has not generated any revenue to date from product sales, and may never become profitable; other companies may be able to identify and develop product candidates more quickly than the Company and commercially introduce the product prior to the Company; the Company’s proprietary discovery platform is novel and may not identify any synthetic lethal targets for future development; the Company may not be able to identify development candidates on the schedule it anticipates due to technical, financial or other reasons; the Company may not be able to file INDs for development candidates on time, or at all, due to technical or financial reasons or otherwise; the Company may utilize cash resources more quickly than anticipated; Tango will need to raise capital in the future and if we are unable to raise capital when needed or on attractive terms, we would be forced to delay, scale back or discontinue some of our development programs or future commercialization efforts; we may be unable to advance our preclinical development programs into and through the clinic for safety or efficacy reasons or commercialize our product candidates or we may experience significant delays in doing so as a result of factors beyond Tango’s control; the Company may not be able to realize the benefits of fast track designation (and such designation may not advance any anticipated approval timelines); Tango’s approach to the discovery and development of product candidates is novel and unproven, which makes it difficult to predict the time, cost of development, and likelihood of successfully developing any products; Tango may not identify or discover additional product candidates or may expend limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success; our products candidates may cause adverse or other undesirable side effects (or may not show requisite efficacy) that could, among other things, delay or prevent regulatory approval; our dependence on third parties for conducting clinical trials and producing drug product; our ability to obtain and maintain patent and other intellectual property protection for our technology and product candidates or the scope of intellectual property protection obtained is not sufficiently broad; and delays and other impacts on product development and clinical trials from the COVID-19 pandemic. Additional information concerning risks, uncertainties and assumptions can be found in Tango’s filings with the SEC, including the risk factors referenced in Tango’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as supplemented and/or modified by its most recent Quarterly Report on Form 10-Q. You should not place undue reliance on forward-looking statements in this presentation, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Tango specifically disclaims any duty to update these forward-looking statements.

Investor Contact:

Sam Martin/Andrew Vulis
Argot Partners
tango@argotpartners.com

Media Contact:

Joshua R. Mansbach

Argot Partners
tango@argotpartners.com

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Collaboration revenue	$6,920	$6,787	$18,449	$20,326
License revenue	-	-	-	11,000
Total revenue	$6,920	$6,787	$18,449	$31,326
Operating expenses:
Research and development	28,744	21,923	76,815	56,002
General and administrative	8,099	4,433	22,138	11,530
Total operating expenses	36,843	26,356	98,953	67,532
Loss from operations	(29,923)	(19,569)	(80,504)	(36,206)
Other income (expense):
Interest income	350	91	865	299
Other income (expense), net	523	(50)	526	(167)
Total other income, net	873	41	1,391	132
Loss before income taxes	(29,050)	(19,528)	(79,113)	(36,074)
Provision for income taxes	-	(62)	(3)	(115)
Net loss	$(29,050)	$(19,590)	$(79,116)	$(36,189)

Net loss per common share – basic and diluted	$(0.33)	$(0.28)	$(0.90)	$(0.68)
Weighted average number of common shares outstanding – basic and diluted	87,892,195	70,160,663	87,868,081	53,397,557

Consolidated Balance Sheets

(In thousands)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$100,312	$142,745
Marketable securities	292,981	342,510
Accounts receivable	2,000	2,000
Restricted cash	567	567
Prepaid expenses and other current assets	5,814	4,516
Total current assets	401,674	492,338
Property and equipment, net	11,296	4,832
Operating lease right-of-use assets	47,757	1,254
Restricted cash, net of current portion	3,423	1,712
Other assets	6	19
Total assets	$464,156	$500,155
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$6,314	$3,226
Accrued expenses and other current liabilities	15,752	9,887
Operating lease liabilities	781	1,503
Deferred revenue	28,475	26,022
Income tax payable	—	52
Total current liabilities	51,322	40,690
Operating lease liability, net of current portion	39,947	—
Deferred revenue, net of current portion	99,815	114,718
Total liabilities	191,084	155,408
Total stockholders’ equity	273,072	344,747
Total liabilities and stockholders’ equity	$464,156	$500,155